Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY FIRST QUARTER 2011 EARNINGS AND DRILLING RESULTS

EL DORADO, Arkansas, May 4, 2011 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the first quarter of 2011 was $268.9 million ($1.38 per diluted share), compared to net income of $148.9 million ($0.77 per diluted share) in the first quarter of 2010.

Net Income

	Three Mos. Ended March 31,
(Millions of Dollars)	2011	2010
Exploration and Production	$260.4	247.0
Refining and Marketing	30.7	(29.7)
Corporate	(22.2)	(68.4)

Net income	$268.9	148.9

Income per diluted share	$1.38	0.77

The improved net income in 2011 compared to 2010 was due to a combination of a higher average realized crude oil sales price, record natural gas production volumes, improved U.S. refining margins and lower losses for transactions denominated in foreign currencies. The 2011 quarterly results were unfavorably affected by lower crude oil sales volumes, lower North American natural gas sales prices and higher exploration expenses.

Exploration and Production (E&P)

Income contribution from E&P operations was $260.4 million in the first quarter of 2011 compared to $247.0 million in the same quarter of 2010. A higher average realized sales price for crude oil was the primary driver for the improvement in 2011. The current period also benefited from record natural gas sales volumes. Unfavorable variances to the 2010 quarter included lower crude oil sales volumes, higher exploration expenses and higher workover expenses at the Kikeh field, offshore Sabah, Malaysia.

E&P Metrics

	Three Mos. Ended March 31,
	2011	2010
Oil Production Volume – Bbls. per day	113,313	139,060
Natural Gas Sales Volume – MCF per day	413,034	342,995
Total BOE Production Volume – BOE per day	182,152	196,226
Average Realized Oil Sales Price – $ per Bbl.	$86.73	64.89
Average Realized North American Gas Sales Price – $ per MCF	$4.35	5.14
Average Realized Sarawak Gas Sales Price – $ per MCF	$5.64	4.58

The Company’s worldwide crude oil, condensate and natural gas liquid sales prices averaged $86.73 per barrel for the 2011 first quarter compared to the 2010 first quarter average of $64.89 per barrel. Total crude oil, condensate and gas liquids production of 113,313 barrels per day in the first quarter of 2011 was below the 139,060 barrels per day produced in the 2010 quarter. The decline in oil production in 2011 was primarily attributable to lower gross volumes at the Kikeh field caused by wells shut-in awaiting workovers. Additionally, oil production in the Gulf of Mexico was lower in the 2011 quarter compared to 2010 due to the delay in permitting by U.S. government regulators following the Macondo incident in April 2010. Total sales volumes of crude oil, condensate and natural gas liquids averaged 112,804 barrels per day in the first quarter 2011 compared to 145,783 barrels per day in the 2010 quarter. North American natural gas sales prices averaged $4.35 per thousand cubic feet (MCF) in the 2011 first quarter compared to $5.14 per MCF in the same quarter of 2010. Natural gas produced at fields offshore Sarawak Malaysia was sold at an average of $5.64 per MCF in the 2011 quarter, up from $4.58 per MCF in the 2010 first quarter. Natural gas sales volume of 413 million cubic feet per day in the first three months of 2011 was a quarterly record for the Company, up from the 343 million cubic feet per day sold in the 2010 period. The increase in natural gas sales volume was due to start-up of natural gas production at the Tupper West area in Northeast British Columbia in February 2011, coupled with higher gas production volumes in several areas, including the Tupper Main area, offshore Malaysia blocks and the Mondo NW field in the Gulf of Mexico.

Exploration expense in the 2011 period was $96.3 million compared to $66.3 million in 2010. Dry hole expense was higher by $13.5 million in the 2011 period as unsuccessful drilling costs offshore Suriname in the current period exceeded the drilling expense offshore Sabah in the 2010 first quarter. The Aracari wildcat well offshore Suriname, drilled in the first quarter 2011, was a dry hole. Geological and geophysical expense was $5.0 million higher in 2011 compared to 2010 due to more seismic acquisition costs in the just completed quarter in the Mississippi Canyon deepwater area in the Gulf of Mexico and the Eagle Ford Shale area of South Texas. Undeveloped leasehold amortization expense in 2011 was $8.6 million more than in 2010 primarily due to amortizing our growing lease position in the Eagle Ford Shale area, plus amortization costs associated with the recently licensed Central Dohuk lease in the Kurdistan region of Iraq.

Refining and Marketing (R&M)

Murphy’s R&M operations had income of $30.7 million in the 2011 first quarter compared to a loss of $29.7 million in the 2010 quarter. In 2010, the Company announced its intention to sell the U.S. refining and U.K. R&M assets in 2011. The sale activities continue to progress.

R&M Metrics

	Three Mos. Ended March 31,
	2011	2010
Total Refinery Inputs – Bbls. per day	294,184	169,600
Total Petroleum Product Sales – Bbls. per day	564,335	478,692
U.S. Refining Unit Margin – Per Bbl.	$2.93	(4.23)
U.S. Retail Fuel Margin – Per Gallon	$0.091	0.081
U.K. R&M Unit Margin – Per Bbl.	$(0.61)	(3.23)

In the United States, income from R&M operations totaled $39.4 million in 2011 compared to a loss of $14.7 million in 2010. U.S. manufacturing operations reflected a profit of $28.7 million in the 2011 quarter, an improvement of $52.3 million compared to the first quarter 2010 loss. U.S. refining margins of $2.93 per barrel were much improved in the 2011 quarter compared to very weak margins during the 2010 quarter of negative $4.23 per barrel. Additionally, throughput of crude oil and other feedstocks in the 2011 quarter for U.S. refining operations was a quarterly record of 169,217 barrels per day. A six-week shutdown of the Meraux, Louisiana, refinery for a planned turnaround during the 2010 quarter significantly curtailed crude oil throughputs at U.S. refineries during the prior year’s first quarter.

U.S. marketing operations generated a profit of $10.7 million in the 2011 quarter, an increase of $1.8 million compared to the same quarter in 2010. Margins for U.S. retail marketing operations were slightly improved in the 2011 quarter compared to a year earlier. These stronger retail fuel margins, coupled with higher profits on merchandise sales, more than offset lower U.S. motor fuel sales volumes through the Company’s retail stations.

Refining and marketing operations in the United Kingdom incurred a loss of $8.7 million in the first quarter 2011 compared to a loss of $15.0 million in the same quarter of 2010. The lower loss for U.K. R&M operations in 2011 was primarily due to a better refining margin in the most recent quarter. Additionally, crude oil throughput volume at the Milford Haven, Wales, refinery was a quarterly record in the 2011 period. The prior-year’s quarter included lower than normal crude oil throughput volumes associated with the early stages of a plant-wide turnaround at Milford Haven that began in March 2010.

Corporate

Corporate functions had net costs of $22.2 million in the 2011 first quarter compared to net costs of $68.4 million in the 2010 first quarter. The variance in 2011 was significantly favorable to 2010 primarily due to after-tax losses of $1.1 million in the current quarter on transactions denominated in foreign currencies compared to after-tax losses of $41.3 million in the 2010 quarter. The foreign currency charges in 2010 were generated due to a combination of a strengthening of the U.S. dollar against the British pound and a weakening of the U.S. dollar against the Malaysian ringgit. The stronger U.S. dollar led to foreign currency losses on dollar based liabilities in the sterling functional U.K. downstream operations, and the stronger Malaysian ringgit led to foreign currency losses on ringgit based income tax liabilities in the dollar functional Malaysian oil and gas operations. The Company also had lower net interest expense in 2011 than in 2010 due to a combination of lower average borrowings and more interest capitalized to oil and natural gas development projects in 2011.

David Wood, Murphy’s President and Chief Executive Officer, commented, “We began 2011 with a good financial performance mostly attributable to a combination of strong oil prices and better than expected refining margins during the winter season. Once again our financial results have benefited from being heavily weighted with oil production. The higher oil prices did have a dampening effect, however, on our retail gasoline margins, which coupled with the normal weak gasoline demand during the winter, led to thin profits in this U.S. business.

“We continue our oil and natural gas development work in several areas, including our primary North American resource plays at Tupper West and Eagle Ford Shale. Our enhanced oil recovery project at Seal Lake continues, and early evaluation drilling in Southern Alberta is ongoing. Additionally, oil development projects progress offshore Sarawak, with anticipated start-up of sanctioned fields at Patricia and Serendah in 2012 and 2013, respectively. Wildcat drilling in Indonesia is ongoing and drilling offshore Brunei begins in the third quarter this year. In our downstream business, we continue with the process for selling our U.S. refining and U.K. downstream. This work is on target for disposal of these assets in 2011. Construction at our ethanol plant in Hereford, Texas, was completed in the first quarter and start-up and commissioning of the plant commenced at the end of the March. Our U.S. retail gasoline station portfolio expanded further in 2011 with the addition of eleven new stations during the first quarter.

“We anticipate total worldwide production volumes of about 187,000 barrels of oil equivalent per day in the second quarter of 2011. Sales volumes of oil and natural gas are projected to average 180,000 barrels of oil equivalent per day in the second quarter 2011. We anticipate full year 2011 production volumes of 200,000 barrels of oil equivalent per day. At the current time, we expect net income in the second quarter to range between $1.50 and $1.80 per diluted share. Exploration expense should total between $75 million and $125 million during the quarter. The second quarter estimate includes projected earnings from our downstream businesses of approximately $55 million. Results could vary based on commodity prices, drilling results, timing of crude oil and natural gas sales, refining and marketing margins, and foreign exchange movements.”

The public is invited to access the Company’s conference call to discuss first quarter 2011 results on Thursday, May 5, at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy’s Web site at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-866-564-7444. The telephone reservation number for the call is 8880163. Replays of the call will be available through the same address on the Murphy Web site, and a recording of the call will be available through May 9 by dialing 1-888-203-1112 and referencing reservation number 8880163. Audio downloads will be available on the Murphy Web site through June 1 and via Thomson StreetEvents for their service subscribers.

Summary financial data and operating statistics for the first quarter 2011 with comparisons to 2010 are contained in the attached tables.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, customer demand for our products, political and regulatory instability, and uncontrollable natural hazards. For further discussion of risk factors, see Murphy’s 2010 Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

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MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended March 31, 2011		Three Months Ended March 31, 2010
	Revenues	Income	Revenues	Income
Exploration and production
United States	$168.2	16.5	175.0	18.7
Canada	286.3	86.4	222.9	49.2
Malaysia	517.5	195.8	503.9	173.5
United Kingdom	30.2	9.0	52.4	16.6
Republic of the Congo	34.6	3.6	28.3	2.5
Other	1.3	(50.9)	2.3	(13.5)

	1,038.1	260.4	984.8	247.0

Refining and marketing
United States Manufacturing	1,674.9	28.7	756.4	(23.6)
United States Marketing	4,798.9	10.7	3,605.6	8.9
United Kingdom	1,305.1	(8.7)	542.4	(15.0)

	7,778.9	30.7	4,904.4	(29.7)

	8,817.0	291.1	5,889.2	217.3
Intersegment transfers elimination	(1,470.9)	—	(659.8)	—

	7,346.1	291.1	5,229.4	217.3
Corporate	5.6	(22.2)	(49.2)	(68.4)

Total revenues/net income	$7,351.7	268.9	5,180.2	148.9

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2011 AND 2010

	United States	Canada			United Kingdom	Republic of the Congo
(Millions of dollars)		Conventional	Synthetic	Malaysia			Other	Total
Three Months Ended March 31, 2011
Oil and gas sales and other operating revenues	$168.2	159.5	126.8	517.5	30.2	34.6	1.3	1,038.1
Production expenses	41.1	30.9	58.5	103.1	5.6	5.6	–	244.8
Depreciation, depletion and amortization	48.5	52.8	13.8	95.8	4.6	18.9	.4	234.8
Accretion of asset retirement obligations	2.4	1.3	1.9	2.6	.8	.2	.1	9.3
Exploration expenses
Dry holes	.9	—	—	.1	—	2.1	32.7	35.8
Geological and geophysical	18.2	1.5	—	—	.1	.8	.4	21.0
Other	3.3	.3	—	—	.1	.1	6.3	10.1

	22.4	1.8	—	.1	.2	3.0	39.4	66.9
Undeveloped lease amortization	18.4	6.9	—	—	—	—	4.1	29.4

Total exploration expenses	40.8	8.7	—	.1	.2	3.0	43.5	96.3

Terra Nova working interest redetermination	—	(5.4)	—	—	—	—	—	(5.4)
Selling and general expenses	9.4	3.3	.2	1.3	.8	(.4)	7.8	22.4

Results of operations before taxes	26.0	67.9	52.4	314.6	18.2	7.3	(50.5)	435.9
Income tax provisions	9.5	19.8	14.1	118.8	9.2	3.7	.4	175.5

Results of operations (excluding corporate overhead and interest)	$16.5	48.1	38.3	195.8	9.0	3.6	(50.9)	260.4

Three Months Ended March 31, 2010
Oil and gas sales and other operating revenues	$175.0	135.2	87.7	503.9	52.4	28.3	2.3	984.8
Production expenses	32.8	25.8	51.8	83.8	9.2	11.9	–	215.3
Depreciation, depletion and amortization	75.4	46.1	10.0	105.9	8.3	9.4	.3	255.4
Accretion of asset retirement obligations	1.7	1.2	1.6	2.3	.5	.1	.1	7.5
Exploration expenses
Dry holes	.1	—	—	22.6	—	(.4)	—	22.3
Geological and geophysical	12.4	.6	—	.2	.4	.3	2.1	16.0
Other	2.6	.1	—	—	.1	.3	4.1	7.2

	15.1	.7	—	22.8	.5	.2	6.2	45.5
Undeveloped lease amortization	12.9	6.7	—	—	—	—	1.2	20.8

Total exploration expenses	28.0	7.4	—	22.8	.5	.2	7.4	66.3

Terra Nova working interest redetermination	—	5.5	—	—	—	—	—	5.5
Selling and general expenses	8.0	3.6	.2	.1	.9	(.9)	7.2	19.1

Results of operations before taxes	29.1	45.6	24.1	289.0	33.0	7.6	(12.7)	415.7
Income tax provisions	10.4	13.6	6.9	115.5	16.4	5.1	.8	168.7

Results of operations (excluding corporate overhead and interest)	$18.7	32.0	17.2	173.5	16.6	2.5	(13.5)	247.0

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended March 31,
	2011	2010

Revenues	$7,351,667	5,180,160

Costs and expenses
Crude oil and product purchases	5,879,816	3,978,959
Operating expenses	552,984	465,607
Exploration expenses	96,274	66,364
Selling and general expenses	75,467	65,131
Depreciation, depletion and amortization	277,340	292,680
Accretion of asset retirement obligations	9,487	7,613
Redetermination of Terra Nova working interest	(5,351)	5,516
Interest expense	11,719	14,809
Interest capitalized	(6,433)	(2,665)

	6,891,303	4,894,014

Income before income taxes	460,364	286,146
Income tax expense	191,461	137,255

Net income	$268,903	148,891

Net income per Common share
Basic	$1.39	0.78
Diluted	1.38	0.77

Cash dividends per Common share	$0.275	0.25

Average Common shares outstanding (thousands)
Basic	193,093	191,219
Diluted	194,597	192,930

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Thousands of dollars)

	Three Months Ended March 31,
	2011	2010
Operating Activities
Net income	$268,903	148,891
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	277,340	292,680
Amortization of deferred major repair costs	11,785	7,181
Expenditures for asset retirement obligations	(6,479)	(7,521)
Dry hole costs	35,804	22,274
Amortization of undeveloped leases	29,387	20,857
Accretion of asset retirement obligations	9,487	7,613
Deferred and noncurrent income tax charges (benefits)	(1,406)	18,272
Pretax gains from disposition of assets	(53)	(676)
Net decrease (increase) in noncash operating working capital	(140,422)	244,327
Other	38,554	75,499

Net cash provided by operating activities	522,900	829,397

Investing Activities
Property additions and dry hole costs	(526,767)	(481,005)
Purchases of investment securities*	(428,253)	(630,169)
Proceeds from maturity of investment securities*	587,795	513,551
Expenditures for major repairs	(35)	(50,516)
Proceeds from sale of assets	76	1,545
Other - net	4,649	(7,580)

Net cash required by investing activities	(362,535)	(654,174)

Financing Activities
Borrowing (repayment) of notes payable	34,990	(122,000)
Proceeds from exercise of stock options and employee stock purchase plans	6,816	5,620
Withholding tax on stock-based incentive awards	(8,014)	(4,930)
Excess tax benefits related to exercise of stock options	4,253	191
Cash dividends paid	(53,104)	(47,811)

Net cash required by financing activities	(15,059)	(168,930)

Effect of exchange rate changes on cash and cash equivalents	8,288	(7,464)

Net increase (decrease) in cash and cash equivalents	153,594	(1,171)
Cash and cash equivalents at January 1	535,825	301,144

Cash and cash equivalents at March 31	$689,419	299,973

*	Represents cash invested in Canadian government securities with maturities greater than 90 days at the date of acquisition.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2010)

(Millions of dollars)

	March 31, 2011	Dec. 31, 2010

Total current assets	$3,921.5	3,550.7
Total current liabilities	3,181.0	2,930.9
Total assets	14,884.1	14,233.2
Long-term debt	974.4	939.4
Stockholders’ equity	8,531.2	8,199.6

	Three Months Ended March 31,
	2011	2010
Capital expenditures
Exploration and production
United States	$87.4	148.4
Canada	207.7	157.6
Malaysia	83.3	92.9
Other international	138.7	43.3

	517.1	442.2

Refining and marketing
United States
Manufacturing	31.8	15.8
Marketing	14.1	30.2
United Kingdom	2.0	34.8

	47.9	80.8

Corporate	1.6	1.7

Total capital expenditures	566.6	524.7

Charged to exploration expenses*
United States	22.4	15.1
Canada	1.8	0.7
Malaysia	0.1	22.8
Other international	42.6	6.9

Total charged to exploration expenses	66.9	45.5

Total capitalized	$499.7	479.2

*	Excludes amortization of undeveloped leases of $29.4 million in 2011 and $20.8 million in 2010.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended March 31,
	2011	2010
Exploration and Production
Net crude oil, condensate and gas liquids produced – barrels per day	113,313	139,060
United States	16,817	21,648
Canada – light	35	51
– heavy	7,809	6,483
– offshore	8,804	12,600
– synthetic	14,902	12,379
Malaysia	55,216	78,098
United Kingdom	3,085	4,087
Republic of the Congo	6,645	3,714

Net crude oil, condensate and gas liquids sold – barrels per day	112,804	145,783
United States	16,817	21,648
Canada – light	35	51
– heavy	7,809	6,483
– offshore	9,090	12,181
– synthetic	14,902	12,379
Malaysia	57,717	82,585
United Kingdom	2,574	7,220
Republic of the Congo	3,860	3,236

Net natural gas sold – thousands of cubic feet per day	413,034	342,995
United States	54,260	43,803
Canada	117,294	79,783
Malaysia – Sarawak	170,554	158,576
– Kikeh	64,832	55,119
United Kingdom	6,094	5,714

Total net hydrocarbons produced – equivalent barrels per day[1]	182,152	196,226
Total net hydrocarbons sold – equivalent barrels per day[1]	181,643	202,949

Weighted average sales prices
Crude oil, condensate and gas liquids – dollars per barrel[2]
United States	$95.53	$75.57
Canada[3] – light	92.17	78.06
– heavy	52.54	54.97
– offshore	102.14	75.38
– synthetic	94.35	78.71
Malaysia[4]	82.66	58.16
United Kingdom	106.24	75.75
Republic of the Congo	99.48	68.19
Natural gas – dollars per thousand cubic feet
United States[2]	$4.19	$5.76
Canada[3]	4.42	4.80
Malaysia – Sarawak	5.64	4.58
– Kikeh	0.24	0.23
United Kingdom[3]	9.90	5.78

[1]	Natural gas converted on an energy equivalent basis of 6:1.
[2]	Includes intracompany transfers at market prices.
[3]	U.S. dollar equivalent.
[4]	Prices are net of payments under the terms of the production sharing contracts for Blocks SK 309 and K.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended March 31,
	2011	2010
Refining and Marketing
Refinery inputs – barrels per day	294,184	169,600
United States	169,217	102,822
Crude oil - Meraux, Louisiana	130,171	66,777
- Superior, Wisconsin	34,830	31,868
Other feedstocks	4,216	4,177
United Kingdom	124,967	66,778
Crude oil - Milford Haven, Wales	121,326	61,042
Other feedstocks	3,641	5,736

Refinery yields – barrels per day	294,184	169,600
United States	169,217	102,822
Gasoline	70,634	43,677
Kerosine	15,482	7,469
Diesel and home heating oils	46,891	25,282
Residuals	14,994	13,918
Asphalt, LPG and other	20,996	11,336
Fuel and loss	220	1,140
United Kingdom	124,967	66,778
Gasoline	26,584	18,281
Kerosine	16,139	9,819
Diesel and home heating oils	42,824	18,279
Residuals	11,548	7,180
Asphalt, LPG and other	25,186	10,735
Fuel and loss	2,686	2,484

Petroleum products sold – barrels per day	564,335	478,692
Total United States	437,775	410,674
United States Manufacturing	161,735	99,883
Gasoline	78,427	50,770
Kerosine	15,482	7,469
Diesel and home heating oils	47,063	25,282
Residuals	15,225	13,356
Asphalt, LPG and other	5,538	3,006
United States Marketing	416,840	394,310
Gasoline	319,933	316,588
Kerosine	16,017	7,183
Diesel and other	80,890	70,539
United States Intracompany Elimination	(140,800)	(83,519)
Gasoline	(78,427)	(50,768)
Kerosine	(15,482)	(7,469)
Diesel and other	(46,891)	(25,282)
United Kingdom	126,560	68,018
Gasoline	26,682	16,943
Kerosine	15,560	9,882
Diesel and home heating oils	44,722	21,697
Residuals	11,527	8,276
LPG and other	28,069	11,220

Unit margins per barrel:
United States refining[1]	$2.93	$(4.23)
United Kingdom refining and marketing	(0.61)	(3.23)

United States retail marketing:
Fuel margin per gallon[2]	$0.091	$0.081
Gallons sold per store month	272,159	292,166
Merchandise sales revenue per store month	$148,365	$138,456
Merchandise margin as a percentage of merchandise sales	13.7%	12.3%
Store count at end of period (Company operated)	1,110	1,055

[1]	Represents refinery sales realizations less cost of crude and other feedstocks and refinery operating and depreciation expenses.
[2]	Represents net sales prices for fuel less purchased cost of fuel.